                                                                  EXECUTION COPY


             AMENDMENT NO. 1 TO THE POOLING AND SERVICING AGREEMENT

         AMENDMENT NO. 1, dated as of February 28, 2007 (this "Amendment"), among MERRILL LYNCH MORTGAGE INVESTORS, INC. (the "Depositor"), WILSHIRE CREDIT CORPORATION (the "Servicer") and LASALLE BANK NATIONAL ASSOCIATION (the "Trustee"), to the Pooling and Servicing Agreement, dated as of October 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, the Servicer and the Trustee, relating to the Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Certificates, Series 2005-SL3.

                                    RECITALS

         WHEREAS, Section 10.01(ii) of the Agreement provides that the Agreement may be amended from time to time without the consent of the Certificateholders to correct, modify or supplement any provision of the Pooling and Servicing Agreement which may be inconsistent with the Prospectus Supplement; and

         WHEREAS, in accordance therewith, by the execution and delivery of this Amendment, the parties hereby amend the Agreement to the extent and on the terms set forth in this Amendment.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, each party hereto agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders::

         SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

         SECTION 2. Amendment. The parties hereto agree to amend the Pooling and Servicing Agreement as provided herein:

         The definition of "Trigger Event" in Article I of the Pooling and Servicing Agreement is hereby amended by deleting the percentage "16.00%" and replacing it with the percentage "11.00%".

         SECTION 3. Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean such Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

         SECTION 4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS.

         SECTION 5. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 6. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Amendment for any reason whatsoever shall be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.

         SECTION 7. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

         SECTION 8. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.


                         [NO FURTHER TEXT ON THIS PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.


                                      MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                      as Depositor

                                      By:
                                          -------------------------------------
                                      Name:
                                      Title:

                                      WILSHIRE CREDIT CORPORATION,
                                      as Servicer

                                      By:
                                          -------------------------------------
                                      Name:
                                      Title:

                                      LASALLE BANK NATIONAL ASSOCIATION,
                                      not in its individual capacity but solely
                                        as Trustee

                                      By:
                                          -------------------------------------
                                      Name:
                                      Title: